                                                                   EXHIBIT 10.13


***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[**]") OR OTHERWISE IDENTIFIED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

                                GLOBAL IMAGING
                       1998 MARKETING SUPPORT AGREEMENT

PROGRAM DATE:            January 1, 1998-December 31, 1998

DEALER: Berney, Inc. - Birmingham, AL (Discount & CWO only) Conway Office Products - Nashua, NH
                         Business Equipment Unlimited - Portland, ME
                         Cameron Office Products - Amesburg, MA
                         Copy Service & Supply - Statesville, NC
                         Quality Business Systems - Redmond, WA
                         Cascade Office Systems - Redmond, WA
                         Copytronix - Lake Oswega, OR
                         Eastern Copy Products, Syracuse, NY

COMMITMENT:              [**] specific targets by dealer location (page 3).
Extra Bonus[**]          If entire Global companies listed above attain [**]

PRICING:                 [**] Off Dealer Price - Machines*
                         [**] Off Dealer Price - Accessories*
                         [**] Off Dealer Price - Supplies & High Mortality Parts* (1997 list to be updated)

                         [**] to be added to M&A component commitment through participation in the 1998 Maximizer Program.

CWO DISCOUNT:             7%  - 30 Days - Machines, Accessories
                         [**] Off Supply Purchases - 30 days net
                         [**] CWI Parts (Maximizer Only)

REBATES:                 Gate 1 - 6/26/98 -  45% of annual revenue & 30%
                                             annual digital unit commitment
                         Gate 2 - 12/31/98 - 55% of annual revenue & 70%
                                             annual digital unit commitment

                         Each dealership will earn a [**] rebate on all purchases made from Konica during each 6 month period. Each 6 month period stands alone with rebates based on each 6 month period individually. Targets and rebates are applicable to each individual dealership. Rebates to be applied to each participating company when individual gates are attained. Digital unit rebates subject to timely release and national acceptance of new digital products.

CO-OP: [**] on purchase of all new machines and accessories, excluding major accounts. Annual Market Development Co-op of [**] per month) to be allocated by Conway Office Products to participating companies.

    [******Certain information on this page has been omitted and filed separetely with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

Global Imaging 1998 Marketing Support Agreement
Page 2

SPIFFS*:                           32/3340   [**]  7033/7040 [**]
                                   4345      [**]  7050/7150 [**]
                                   4355      [**]  7060      [**]
                                   7410      [**]  Force 50  [**]
                                   9715/9635 [**]  Force 60  [**]
                                   3015      [**]  5370      [**]
                                   IP301/302 [**]  6190      [**]


SPECIAL INCENTIVE*:                For each analog unit purchased during 1988,
                                   Global will accrue [**] per unit toward a Konica Sponsored 1998 Sales Incentive Program
                                   (trip, merchandise, etc). [**] per unit will be accrued for each digital unit purchased
                                   (7033, 7040, 7150, 7050, 7060, F50, F60).


HIRING SUPPORT:                    Component #1: $2,500 credit for each *Net
                                   ------------                         ----
                                   New sales representative hired based on
                                   ---
                                   individual location plans.

                                   Component #2: $2,500 credit applied to
                                   ------------
                                   trade account once each Net New* sales
                                                           --------
                                   representative has completed four months of employment with Global. (Limit on entire hiring support program is 15)

                                   *Net New is based on the total number of sales reps employed by each individual Global/Konica dealerships on a quarterly basis.

SEGMENT 1A PRICING:                Model 1112               Price -   $800 Net
                                   Model 1212               Price - $1,300 Net
                                   Model 1015               Price - $1,500 Net

                                   Pricing only applies for minimum order of 50+ Segment 1A units (one order with one ship) Mix and Match. Above prices are before cash. No other discounts will be applied. No Co-op applies towards these purchases, however, rebates will apply if Gates 1 & 2 are attained on a location by location basis.

    [******Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

                         GLOBAL INDIVIDUAL COMMITMENTS
                         -----------------------------

                                                            1998
                    1998                           Digital Unit Commitment
              Revenue Commitment          (7033, 7040, 7050, 7150, 7060, F50/60)
              ------------------          --------------------------------------
Conway               [**]                                 [**]
BEU                  [**]                                 [**]
Copy Service         [**]                                 [**]
Eastern              [**]                                 [**]
Copytronix           [**]                                 [**]
Quality/Cascade      [**]                                 [**]

Total                [**]                                 [**]

Accepted By:

X_________________________             __________________________________
 Peter Dinan                           Date

                      [LETTERHEAD OF KONICA APPEARS HERE]

January 20, 1998

Mr. Peter Dinan
CONWAY OFFICE PRODUCTS, INC.
110 Perimeter Road
Nashua NH 03063

Dear Mr. Dinan:

Enclosed for your records is a copy of a revised 1998 Schedule A to the Dealer Agreement between CONWAY OFFICE PRODUCTS INC. and Konica Business Machines U.S.A., Inc. which supersedes the prior Schedule A previously forwarded to you. Unless another revision is issued, this revised Schedule A shall remain in effect until December 31 of this year.

As always, this revised Schedule A to the Dealer Agreement details the minimum performance levels which are expected with respect to the purchase of Konica Product for sale and service within your area of sale and service authorization and responsibility. Your performance will be reviewed by Konica on a quarterly basis or more frequently, as warranted.

Please remember, the current term of the Dealer Agreement will end on December 31 of this year. If neither you nor Konica chooses not to renew the agreement, for every year the Dealer Agreement remains in effect, Konica will provide a revised Schedule A to you which will indicate the approved Products and Assigned sales Quota for your Authorized Territory for that particular year.

We appreciate your business and look forward to the continuation of a mutually profitable and enjoyable business relationship between our companies. Should you have any questions, please do not hesitate to contact either your DSM or me.

Very truly yours,

/s/ Patricia Loveland
Patricia Loveland
Director, Dealer Operations

cc:  Harry Hecht, VP Dealer Development
     Gerry Glaser, DSM

[LETTERHEAD OF KONICA APPEARS HERE]


Dear Dealer Principal,

Enclosed is your 1998 Schedule A. There have been some changes to the content and the format. Those changes are as follows:

1. The 1998 Schedule A does not include the 1998 Annual Purchase Agreement section.

2. The 1998 Schedule A Quota Assignment includes two categories, Analog & Digital. Below is a breakdown of these two categories, on which your unit and revenue quota will be based.

ANALOG                                  DIGITAL
Segment   Model     Segment   Model     Model
---------------     ---------------     -----

1A        1112      3         3240      7410
1A        1015      3         3340      7050
1A        1212      4         4345      7060
2         2223      4         4355      7150
2         2230      5         5370M     Force-50
2         2330      5         6190M     Force-60
                                        9635

3. Section III - Contains amendments to the Terms & Conditions of the Dealer Agreement.

Also enclosed are the following:
* 1998 Purchase Agreement               * 1998 Maximizer Program Application
* 1998 High Mortality Parts List        * List of Commonly Asked Questions

Additionally, your 1997 pricing has been extended to January 30, 1998. This will allow you time to review these programs.

Please sign your Schedule A, as well as the 1998 Purchase Agreement and Maximizer Programs and mail back this information in the self-addressed stamped envelope provided. This completed information must be received by Konica prior to January 30, 1998. Confirmation that your programs have been received, will be forwarded to you. If Konica does not receive this information by January 30, 1998, Standard Dealer Pricing will go into effect. Furthermore, please include your most up-to-date financial report for credit review.

If you have any questions regarding the enclosed information, please contact your Dealer Support Manager or your Sr. Dealer Support Manager to discuss these new and exciting programs for 1998.

Thank you for your continued support of Konica Business Machines. Good Luck & Good Selling for 1998.

Sincerely,

/s/ Pat Loveland
Pat Loveland
Director, Dealer Operations

Enclosures

    [******Certain information on this page has been omitted and filed separetely with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.]

This Schedule A Supersedes and cancels any Schedule A bearing an earlier date.
                                    Analog
                                    Digital

Dealer Name    CONWAY OFFICE PRODUCTS INC                        DEALER # 1025
  and          110 PERIMETER ROAD
Authorized     NASHUA, NH  03063
Locations:

--------------------------------------------------------------------------------------------------
Section I                                  AGREEMENT DATE: 1/17/95
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Section II     QUOTA ASSIGNMENT
                    UNIT REQUIREMENT CALCULATIONS          REVENUE REQUIREMENT CALCULATIONS ($000)
                    -----------------------------          ---------------------------------------
                     TOTAL        FINAL    MACHINES AND ACCESSORIES   SUPPLIES   PARTS
                    PLACEMENTS  ADJUSTED    UNITS    AUSP  REVENUE    REVENUE    REVENUE   TOTAL
                  --------------------------------------------------------------------------------
     Analog           [**]       [**]         [**]   [**]    [**]
     Digital          [**]       [**]         [**]   [**]    [**]
     ANNUAL                                                  [**]       [**]      [**]      [**]
--------------------------------------------------------------------------------------------------

Section III    AMENDMENT TO THE DEALER AGREEMENT BETWEEN KONICA AND DEALER

The Dealer Agreement is amended as follows:

(1) By substituting the following in place of paragraph 12:

12. DURATION OF AGREEMENT

     The initial term of this Agreement shall be from its effective date until December 31 of the year of its original execution. This Agreement will automatically renew for subsequent terms of one year, from January 1 through December 31, unless either party gives written notice to the other party, not less than 30 days before the end of the initial term or any renewal term, of its election not to renew this Agreement. Neither party shall be liable to or have any responsibility to the other party for payment of any compensation, damages, or other amounts of money relating to the termination or non-renewal of this Agreement in the event that either party elects not to renew this Agreement as provided herein. Dealer shall pay any debt owed to Konica in accordance with terms.

(2) By adding a new paragraph 25 - ORIGINAL DOCUMENTS:

Konica and Dealer agree (a) that facsimile signatures shall be accepted as original signatures; and (b) that this Agreement or any document created pursuant to this Agreement, may be maintained in an electronic document storage and retrieval system, a copy of which shall be considered an original. Neither party shall raise any objection to the authenticity of this Agreement or any document created hereunder, based on either the use of a facsimile signature or the use of a copy retrieved from an electronic storage system.

(3) By adding a new Schedule B: Non-Exclusive License Agreement

Except as expressly amended herein, the terms and conditions of the Dealer Agreement shall continue in full force and effect.

Section IV NON EXCLUSIVE PRINCIPAL AREA OF SALES AND SERVICE RESPONSIBILITY (TERRITORY) See attached detail by county.

Section V      Other [For Konica use only]

Warranty
--------
Konica warrants that all new machines purchased by Dealer from Konica shall be free from defects in material and workmanship for 90 days from delivery by Konica. Konica warrants that parts sold separately, accessories and supplies will, at the time of delivery, be free from defects in material and workmanship. Konica's sole obligation and Dealer's exclusive remedy shall be an obligation by Konica to repair, or at Konica's option, replace any machine, part thereof, accessory or supply which is shown, in normal and proper use, to be defective in material or workmanship within the warranty period. This warranty shall not apply if the item has been abused, neglected, modified, tampered with or repaired with the use of parts not recommended by Konica. In no event shall Konica be liable for any incidental, consequential or punitive damages.

Signature: /s/ Peter Dinan                   Date:  1/15/98
          ---------------------------             -----------------------------

Title:  President                            Name:  Peter Dinan
      -------------------------------             -----------------------------
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                       Konica Use Only - Dealer Renewal

Konica Approval: [SIGNATURE ILLEGIBLE]       Date:    1-19-95
                ----------------------            -----------------------------
                                                "ANNUAL RENEWAL January 1, 1998"

                                                                                                                                1025
------------------------------------------------------------------------------------------------------------------------------------
Section IV NON EXCLUSIVE PRINCIPLE AREA OF SALES AND SERVICE RESPONSIBILITY (TERRITORY)
------------------------------------------------------------------------------------------------------------------------------------
                                       NUMBER OF DEALERS                      BRANCH                        ALTERNATE
                                        BY PRODUCT LINE                (75%)/N(100%)/C(50%)               (85%)/N(100%)
 ST   COUNTY          BEQI          Analog           Digital           Analog         Digital          Analog        Digital
------------------------------------------------------------------------------------------------------------------------------------
MA    ESSEX         0.269203      1  0.269203      1  0.269203      Y  O.201902     Y  O.201902     Y  0.171617     Y  0.171617
MA    MIDDLESEX     0.647461      3  0.215820      3  0.215820      Y  0.161865     Y  0.161865     Y  0.137585     Y  0.137585
MA    NORFOLK       0.297868      3  0.099289      3  0.099289      Y  0.074467     Y  0.074467     Y  0.063297     Y  0.063297
MA    SUFFOLK       0.327559      2  0.163779      2  0.163779      Y  0.122835     Y  0.122835     Y  0.104409     Y  0.104409
NH    BELKNAP       0.028340      1  0.028340      1  0.028340      N  0.028340     N  0.028340     Y  0.024089     Y  0.024089
NH    CARROLL       0.021760      2  0.010880      2  0.010880      N  0.010880     N  0.010880     Y  0.009248     Y  0.009248
NH    CHESHIRE      0.032225      1  0.032225      1  0.032225      N  0.032225     N  0.032225     Y  0.027391     Y  0.027391
NH    COOS          0.013182      2  0.006591      2  0.006591      N  0.006591     N  0.006591     Y  0.005602     Y  0.005602
NH    GRAFTON       0.040660      1  0.040660      1  0.040660      N  0.040660     N  0.040660     Y  0.034561     Y  0.034561
NH    HILLSBOROUGH  0.168428      1  0.168428      1  0.168428      N  0.168428     N  0.168428     Y  0.143164     Y  0.143164
NH    MERRIMACK     0.062285      1  0.062285      1  0.062285      N  0.062285     N  0.062285     Y  0.052942     Y  0.052942
NH    ROCKINGHAM    0.121339      1  0.121339      1  0.121339      N  0.121339     N  0.121339     Y  0.103138     Y  0.103138
NH    STAFFORD      0.036679      1  0.036679      1  0.036679      N  0.036679     N  0.036679     Y  0.031177     Y  0.031177
NH    SULLIVAN      0.019001      1  0.019001      1  0.019001      N  0.019001     N  0.019001     Y  0.016151     Y  0.016151
































-----------------------------------------------------------------------------------
GRAND TOTAL ADJUSTED BEQI                                                                              0.924373        0.924373
------------------------------------------------------------------------------------------------------------------------------------

                                    KONICA

                     KONICA BUSINESS MACHINES U.S.A., INC.

                               DEALER AGREEMENT

This Agreement entered into as of the 12th day of January, 1995, between Konica Business Machines U.S.A., Inc. hereinafter called "Konica", a Nevada corporation having its principal place of business at 800 Day Hill Road, Windsor, Connecticut 06095, and CONWAY OFFICE PRODUCTS, INC. doing business as Conway Office Products, Inc. and with its principal place of business at 110 PERIMETER ROAD, NASHUA County of Hillsboro, NH, 03063



(hereinafter called "Dealer")
Konica and Dealer Agree as follows:


OWNERSHIP AND OPERATION OF DEALER

This Agreement has been entered into by Konica with Dealer in reliance (i) upon the representation and agreement that the following person(s) substantially participate(s) in the ownership and management of Dealer:

                                                                 Percentage
          Name                     Address                       of Interest

/s/ James B. Conway           60 Howe lane, Hollis NH               50.1%
----------------------        -----------------------       -------------------

______________________        _______________________       ____________________

______________________        _______________________       ____________________

and (ii) upon the representation and agreement that the business of Dealer shall be conducted at the address set forth in the Agreement as Dealer's principal place of business. In the event of any change in the ownership of Dealer, or of any change in the managerial authority or responsibility of the above named Dealer, or change in the address of Dealer's principal place of business Dealer shall give prior written notice thereof (except in the event of a change caused by the death of any such person. No such change or notice thereof shall alter or modify any of the provisions of this Agreement, unless and until embodied in an appropriate amendment to this Agreement duly executed by a Vice President of Konica.

BUSINESS TYPE
               Sole Proprietor [_]                       Conway office Products,
             - Partnership     [_]                       Inc. will continue to
               Corporation     [X] N.H.                  operate but Global
                                  ---------------------- Imaging Systems, Inc.
                                  State of Incorporation will own all the shares

Ownership is scheduled to change on 1/31/95 to:
Global Imaging Systems, Inc.  P.O. Box 273478 Tampa Florida                100%

1.   DEFINITIONS AND RELATED PROVISIONS

     (a) TERRITORY: the principal area of sales and service responsibility as set forth in Schedule A hereto.

     (b) END-USER: a customer who is acquiring Products for such customer's use and not for sale.

     (c) PROCEDURES: polcies and procedures for the Products issued by Konica from time to time.

     (d)  PRODUCTS: Konica equipment as listed in Schedule A.

     (e) SALES QUOTAS: The Sales Quota for each Product to be sold to End-Users in the Territory is as set forth on Schedule A, as amended from time to time by Konica, in its sole discretion. Konica shall assign Sales Quotas in a fair and equitable standards of performance which reflect the actual manufacture and sale of Konica Products and the potential of the Territory.

     (f) NON-EXCLUSIVITY: Dealer's appointment hereunder is non-exclusive and, Konica may sell Products to End-Users (pursuant to Konica's national account or government marketing programs or otherwise) and appoint others as Dealers for the resale of Products in the Territory.

     (g) FAIR AND EQUITABLE: Konica and Dealer agree to treat each other and the End-User in a fair, equitable, and ethical manner throughout the term of this Agreement and upon termination.

2.   APPOINTMENT

     Konica hereby appoints Dealer and Dealer accepts appointment as Konica's dealer for the resale of Products to End-Users in the Territory. The purpose of this Agreement is to promote the development of the market for the Products through Konica's sale to the Dealer of reliable Products to be sold, installed and serviced by the Dealer from Authorized Locations to the satisfaction of End-Users. In view of the service requirements for the Products set forth in paragraph 5 and in the Procedures Dealer will market the Products only from Authorized Locations within the Territory in accordance with the provisions of this Agreement.

3.   SALES

     Dealer agrees to promote the goodwill and name of Konica. Dealer undertakes and agrees to purchase and sell to End-Users within the Territory a quantity of each of the Products which is at least the amount of the respective Sales Quotas. In determining whether Dealer meets its Sales Quotas, Konica shall review the net amount of Products invoiced by Konica purchased by Dealer and sold by Dealer to End-Users situated within the Territory.

4.   ADEQUATE FACILITIES

     Dealer agrees to maintain the Authorized Locations at a suitable place of business from which to conduct its business in the Territory, provided that all costs and expenses incurred by Dealer in the performance of this Agreement (including but not limited to all rentals, salaries, commissions, taxes, licenses, permits, telephone, telegraph, promotional and advertising expenses and travelling expenses) shall be paid by Dealer and Dealer shall not be entitled to reimbursement therefor from Konica.

5.   SERVICE OBLIGATIONS

     (a) Dealer shall provide, in accordance with Konica's service policy contained in the Procedures, prompt, efficient and proper installation, service and maintenance to End-Users for all Products sold by Dealer, and as may be required, for any National or Major Account service which has been assigned to Dealer by Konica, and for any Products which are tendered for service by an End-User at a location within the Territory. Dealer shall adhere to Konica's installation and service policies as may be set forth in writing by Konica from time to time.

     (b) For purposes of servicing, Dealer agrees to stock at each Authorized Location a minimum of spare parts for the Products in such quantities as are necessary to provide adequate service and maintenance for the Products as set forth in the Procedures Dealer recognizes that End-Users rely on Konica quality and Dealer therefore will only use Konica Supplies and Spare Parts in the Konica Products during the term of any warranty or guarantee and after these periods will inform Konica and customers in writing if it is using non Konica parts and supplies.

     (c) As set forth in the Procedures, Dealer must be service trained by Konica for each Authorized Location and the requisite number of Dealer's service technicians for each Authorized Location with respect to Dealer's field population of Products must complete service school to Konica's standards. Such training may be provided in such place as Konica may deem appropriate at Dealer's sole cost and expense.

     (d) Dealer will maintain in accordance with the Procedures a service history with respect to each placement by Dealer of Products for an End-User and all other service records as may be required by the Procedures. Konica may during normal business hours inspect Dealer's service facilities and service records for the Products with the right to make copies of such records. Konica will maintain confidential dealer service records which Konica will not use other than for the purpose of assuring service for the Products.

6.   PRICES, DISCOUNTS AND PAYMENTS

     (a) Except as otherwise provided in the Procedures, all prices and discounts are subject to change without notice.

     (b) Dealer shall pay to Konica the full amount of the purchase price of the Products upon due date of invoice of such Products. All accounts unpaid beyond due date of invoice will bear interest at an annual rate equal to one percent above the then-prevailing prime rate of interest. If, under applicable state law, such rate is usurious, then the rate of interest shall be the maximum legal rate of interest allowable in such state.

     (c) In the event Dealer's account with Konica is past due, Konica need not sell to Dealer nor supply Dealer with Products provided that Konica may in appropriate circumstances continue to make available parts and supplies against payment.

     (d) All prices are F.O.B. the Konica distribution facility for Products designated by Konica. Dealer shall bear all costs insurance premiums, freight and all other charges or expenses incurred after Konica has placed the Products in the custody of a carrier at the place of shipment to Dealer.

     (e) Taxes with respect to the sale of the products to Dealer, other than taxes measured by income, will be the responsibility of Dealer; and if paid or required to be paid by Konica, the amount thereof will be added to and become a part of the price payable by Dealer.

7.   DELIVERY, RISK OF LOSS AND INSPECTION

     (a) Konica shall not be liable for failure to ship or for delay in shipment of Products pursuant to accepted orders where such failure or delay shall have been due wholly or in part to shortage or curtailment of material, labor, transportation or utility services, or to any labor or production difficulty in Konica's plants or those of its suppliers, or to any cause beyond Konica's control or without Konica's fault or negligence, and Konica shall not be liable for shipping Products over routes or by means of transportation specified by Dealer.

     (b) Risk of loss of the Products shall pass to Dealer upon Konica placing such Products in the custody of a carrier for shipment.

     (c) Within 10 days following the date of receipt by Dealer, Dealer shall inspect the Products.

     (d) Konica shall in no event have any responsibility for any damage caused to the Products during shipment. It shall be the sole responsibility of Dealer to file any appropriate claims for reimbursement with the carrier.

8.   WARRANTIES

     (a) Konica shall from time to time advise Dealer in writing of the warranty or warranties applicable to the Products, and shall attend such warranty or warranties to Dealer in connection with each sale of the Products to Dealer. Such warranty or warranties given by Konica shall not extend to any person whatever other than Dealer, and Dealer is expressly prohibited from extending any warranty or warranties on behalf of Konica to any other person. Dealer agrees to extend its own warranty or warranties, which shall be no less extensive than the warranty or warranties extended by Konica to Dealer, to each purchaser of the Products from Dealer.

     (b) THERE SHALL BE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OR ANY OTHER OBLIGATION ON THE PART OF KONICA WITH RESPECT TO ANY OF THE PRODUCTS EXCEPT THE WARRANTIES EXTENDED PURSUANT TO THIS PARAGRAPH 8.

     (c) In any event and notwithstanding anything herein to the contrary, Konica's sole liability under any warranties shall be discharged by replacing or repairing any part or parts which may prove defective under normal and proper use, within the effective period of the warranty if shown to be defective by proper evidence submitted by Dealer to Konica. Konica shall have no liability whatever for any incidental, consequential or punitive damages.

     (d) It is expressly agreed that any and all warranties and/or guarantes as stated immediately cease and terminate notwithstanding anything herein to the contrary, in the event that any parts and/or structural components or appurtenances thereto are altered or modified by Dealer or the End-User without the express written consent of Konica.

     (e) Konica and Dealer shall each fulfill promptly their respective obligations under such warranty or warranties.

9.   REPORTS

     (a) Dealer agrees to prepare and submit to Konica, at regular intervals, accurate service reports.

     (b) Dealer shall make and submit to Konica, voluntarily or at Konica's specific request, studies and proposals necessary for the improvement of the retail marketing of the Products and/or improvements in the actual Products, provided that such studies and proposals are not unduly burdensome in view of the mutual objectives of Konica and Dealer.

10.  RESERVATION OF RIGHT

     No order shall be deemed binding upon Konica until accepted by Konica, and Konica reserves the right to reject any order or to cancel the same or any part thereof after acceptance, for credit or any other reason whatsoever in Konica's sole discretion.

11.  RELATIONSHIP BETWEEN PARTIES

     (a) The relationship created between Konica and Dealer is that of supplier and dealer and neither party, nor any of its employees, dealers, customer or agents, shall be deemed to be the representative, agent or employee of the other party for any purpose whatsoever, nor shall they or any of them have any authority or right to assume or create an obligation of any kind or nature, express or implied, on behalf of the other party, nor to accept service of any legal process of any kind addressed to, or intended for, the other party. Dealer expressly acknowledges that no franchise relationship has been created and no fee has been paid by Dealer for the rights provided in this Agreement.

     (b) Nothing contained in this Agreement shall be deemed to create a joint venture, partnership or agency relationship between Konica and Dealer. Nothing set forth herein shall be deemed to confer upon any person or entity, other than the parties to this Agreement, a right of action either under this Agreement or in any manner whatsoever. Dealer agrees and represents that its employees are and shall remain the employees of Dealer, and nothing contained in this Agreement shall be construed to create an employment agreement or arrangement between Konica and Dealer.

12.  DURATION OF AGREEMENT

     The term of the Agreement shall be one year from the date hereof and will be automatically renewed for additional one-year periods unless either party gives written notice to the other party not less than 30 days before the end of the initial term or any renewal term.

13.  TERMINATION

     (a) Konica may terminate this Agreement by giving Dealer 30 days written notice in the event Dealer shall have failed to fulfill or perform any one or more of the duties, obligations or responsibilities undertaken by it hereunder.

     (b) In addition, Konica may terminate this Agreement by giving Dealer written notice, effective immediately, in any one of the following events:

          (i) if Dealer shall continue in default of any duty, obligation or responsibility imposed on it by this Agreement, other than as provided for in subparagraph (a) of this paragraph, for 30 days after written notice to Dealer of such default;

          (ii) if Dealer shall sell Products to any person other than an End-User pursuant to the provisions of this Agreement;

          (iii)if Dealer shall alter or obliterate the serial number on any Product or otherwise alter or modify the Products without the express written consent of Konica;

          (iv) any assignment or attempted assignment by Dealer of any interest in this Agreement without Konica's prior written consent;

          (v) any sale, transfer or relinquishment, voluntary or involuntary by operation of law or otherwise, of any interest in the direct or indirect ownership of Dealer;

          (vi) if Dealer becomes insolvent, files or has filed against it a case in bankruptcy, makes a general assignment for the benefit of its creditors or has a receiver or trustee appointed for its business or properties.

     (c)  In the event of termination of this Agreement:

          (i) Dealer shall promptly return to Konica all documents, materials and tangible property supplied without charge by Konica and shall maintain confidential any confidential information received from Konica which is incapable of return;

          (ii) with respect to all new unused Products and parts in Dealer's inventory, Konica shall have the option to purchase from Dealer, any or all such Products or parts at the prevailing price for such Products or parts charged to dealers by Konica at the date of termination or at such price as the parties may mutually agree to. As to any Products or parts so purchased by Konica, Dealer will deliver such Products or parts to Konica free and clear of claims and encumbrances and will bear all costs and expenses in returning them to Konica.

     (d) Any termination of this Agreement shall be without prejudice to any right which shall have accrued to either party hereunder prior to such termination.

     (e) Dealer's right to request a Business Technology Association (BTA) Appeal Board.

          (i) upon receipt of a notice of termination, Dealer shall have 30 days within which to make written demand of Konica for an Appeal Board review of the termination. Dealer's written demand shall be transmitted to Konica and a copy shall be mailed to the Business Technology Association. Dealer's failure to demand review within such 30 day period shall waive Dealer's right to Appeal Board Review.

          (ii) if Dealer demands an Appeal Board review, a three-member Appeal Board shall be selected in the following manner. Konica and Business Technology Association shall each select one member of the Appeal Board. The two members of the Appeal Board to selected shall agree on the selection of a third member or, if they are unable to agree, a third member shall be selected by the New York City Branch of the American Arbitration Association from its panel of commercial arbitrators.

          (iii) the sole question submitted to the Appeal Board shall be whether the termination of Dealer was in accordance with the provisions of this Agreement. If the Appeal Board shall find that the termination was in accord with this Agreement, then the termination shall remain or become effective, as the case may be, as of the original effective date of the termination and Dealer shall pay all fees and expenses of the Appeal Board. If the Appeal Board shall find that the termination of Dealer was not in accord with this Agreement, then Konica shall reinstate Dealer and pay the fees and expenses of the Appeal Board. The Appeal Board shall have no authority to make findings or grant relief beyond that expressly authorized by this paragraph.

          (iv) if Dealer waives its rights to BTA review as set forth above, or if either party still believes that the decision of the BTA Appeal Board is not satisfactory, then the parties agree to Binding Arbitration. Any dispute arising out of or relating to this contract or the breach, termination or validly thereof, which has not been resolved by nonbinding means as provided herein, shall be finally settled by arbitration conducted expeditiously in accordance with the American Arbitration Association Commerical Arbitration Rules by three independent and impartial arbitrators, of whom each party to this agreement shall appoint one. Any Arbitrator not appointment by a party shall be selected from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.
          Section 1-16, and judgment upon the award rendered by the Arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Hartford, Connecticut unless the law of the jurisdiction in which Dealer's primary place of business is situated requires binding arbitration to take place in that jurisdiction, in which case the arbitration shall take place in that state Capital. The Arbitrator(s) shall not have the power to award incidental, consequential or punitive damages nor award injunctive relief.

     (f) Any claim arising out of or relating to this Agreement or the breach, termination or validity thereof, must be brought within one (1) year of its accrual or it shall be deemed waived.

14. PATENTS AND TRADEMARKS

     (a) Konica shall indemnify Dealer against any costs, loses, damages or liability incurred by Dealer as the result of any third party's claim of infringement of its patent, copyright or trademark which claim arises out of the sale of Products in the Territory by Dealer during the term of this Agreement. Dealer shall immediately notify Konica in writing of such claim or demand together with all documentation related to such claim. Konica shall have the sole right, control, and defense, thereof, and Dealer agrees that it will not settle any such claim against itself without the prior written consent of Konica. Provided however, that Konica shall not indemnify Dealer with respect to any claim relating to Product(s) which is/are manufactured according to Dealer's instructions, or modified by Dealer or combined with other non-Konica products, equipment, systems and/or processes. Failure of Dealer to provide timely notification of claim to konica as described above shall relieve Konica of its obligation to indemnify Dealer.

     (b) Dealer shall not alter, obliterate, deface or remove any trade name, brand, trademark, service mark or serial number carried on any Product or on the packaging in which such Product is enclosed or add any name, brand, trademark, or service mark to the Products. Dealer shall not use any part of Konica or Konica affiliate name, trade name, trademarks, service marks, or otherwise in identifying its business. Dealer shall not acquire, and specially disclaims, any right or license in the names "Konica Business Machines U.S.A., Inc.", "Konica", or the name of any affiliate, any names or numbers relating to the Products or other Konica or Konica affiliate products, and any other Konica or Konica affiliate trade names, brands, trademarks or service marks, all of which are and shall remain the sole and exclusive property of Konica or its affiliates. Dealer's sole right under this Paragraph shall be to state orally or in writing that it is an authorized dealer for certain Konica Products in the Territory, but no such statement may include or refer to any Konica or Konica affiliate trademark without consent of Konica.

     (c) Upon the termination of this Agreement for any reason whatsoever, Dealer shall except as Konica may specifically authorize in writing, immediately cease and desist from carrying on any and all use of the name "Konica", or other trademarks, trade names, words or symbols of any nature indicating, explicitly or implicitly, that it is an authorized Konica Dealer of Konica Products or other Konica goods and services.

     (d) Dealer shall promptly notify Konica in writing of any claims, demands or suits based upon or arising from the use of the mark "Konica" or any other Konica trademark or trade name used in connection with the Products, or of any applications for registration and registrations of conflicting trademarks, and all infringements, limitations, illegal use or misuse of "Konica" or any other Konica trademarks, trade names, words or symbols used in connection with the Products which come to Dealer's attention.

15.  FORCE MAJEURE

     Neither party shall be responsible for delays or failure in performance of this Agreement (other than failure to pay any amounts due) to the extent that such party was hindered in its performance by any act of God, civil commotion, labor dispute unavailability or shortages of materials or any other occurrence beyond its reasonable control.

16.  ASSIGNMENT

     Neither this Agreement nor any right hereunder or interest herein may be assigned by either party without the prior written consent of the other party.

17.  NOTICE

     Unless otherwise specified herein, all notices required or permitted to be given hereunder shall be in writing and sent by mail to the principal office of the other party indicated herein or at such other address as the parties may describe in writing.

18.  GOVERNING LAW

     This Agreement and performance hereunder shall in all respects be governed by and construed in accordance with the laws of the State of Connecticut without regard to choice of law principles.

19.  ENTIRE AGREEMENT

     This Agreement is the full and complete statement of the obligations of the parties relating to the subject matter hereof, and supersedes all previous agreements, understandings, negotiations and proposals. No provisions of this Agreement shall be deemed waived, amended, or modified by either party unless such waiver, amendment or modification shall be in writing and signed by a duly authorized officer of both parties.

20.  NON-WAIVER

     The failure or refusal by Konica to insist upon the strict performance of any provision of this Agreement or to exercise any right in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right nor shall such failure or refusal be deemed a custom or practice contrary to such provision of right.

21.  SEVERABILITY

     In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect the validity, legality, or enforceability of the remaining provisions contained herein shall not in any way be effected or impaired thereby.

22.  KONICA'S MAJOR ACCOUNTS

     Dealer understands and agrees that is has no interest in Konica's national or major accounts and it is within Konica's sole discretion which, if any, Dealer shall provide such service. Dealer shall provide service to Konica's National or Major Accounts upon request of Konica. Payment for service for National or Major Accounts shall be as provided in the Procedures.

23.  ACCEPTANCE

     This Agreement shall become binding upon Konica and Dealer only upon approval, acceptance and execution hereof by a Vice-President of Konica at Konica's Home Office in Windsor, Connecticut.


     DEALER

     By [SIGNATURE ILLEGIBLE]                      [SIGNATURE ILLEGIBLE]
       ------------------------------             ------------------------------
                                                              Witness

     Title          President
           --------------------------


     KONICA BUSINESS MACHINES U.S.A, INC.


     By
       ______________________________             ______________________________
                                                              Witness

     Title
           __________________________